UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2020

First Financial Corporation (Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-16759 (Commission File Number)	35-1546989 (IRS Employer Identification No.)

P. O. Box 540, Terre Haute, Indiana	47808
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 812-238-6334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 21, 2020, Anton George informed the Board of Directors (the "Board") of First Financial Corporation (the "Corporation") of his intent to step down from the Board, including all committees of the Board on which he serves, effective as of the date of the Corporation's 2020 annual meeting of shareholders. Mr. George's desire to step down from the Board was not the result of any disagreement with the Corporation regarding any matter related to the Corporation's operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By /s/ Rodger A. McHargue
Dated: January 24, 2020	Rodger A. McHargue
Treasurer and CFO
(Principal Financial Officer)